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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                             Jurisdiction of
Subsidiary Name                                          Incorporation/Formation
---------------                                          -----------------------

Bravell, Inc. .....................................................Wisconsin
DM-MG, L.L.C. .....................................................Delaware
Medco Containment Insurance Company of New Jersey..................New Jersey
Medco Containment Insurance Company of New York....................New York
Medco Containment Life Insurance Company...........................Pennsylvania
Medco Health, L.L.C. ..............................................Delaware
Medco Health New York Independent Practice Association, L.L.C. ....New York
Medco Health Puerto Rico, L.L.C. ..................................Delaware
Medco Health Receivables, LLC .....................................Delaware
Medco Health Solutions of Columbus North, Ltd. ....................Ohio
Medco Health Solutions of Columbus West, Ltd. .....................Ohio
Medco Health Solutions of Henderson, Nevada, L.L.C. ...............Delaware
Medco Health Solutions of Hidden River, L.C. ......................Florida
Medco Health Solutions of Las Vegas, Inc. .........................Nevada
Medco Health Solutions of Mechanicsburg, L.L.C. ...................Pennsylvania
Medco Health Solutions of Netpark, L.L.C. .........................Delaware
Medco Health Solutions of North Versailles, L.L.C. ................Pennsylvania
Medco Health Solutions of Parsippany, L.L.C. ......................New Jersey
Medco Health Solutions of Richmond, L.L.C. ........................Virginia
Medco Health Solutions of Sabal Park, L.C. ........................Florida
Medco Health Solutions of Spokane, Inc. ...........................Washington
Medco Health Solutions of Texas, L.L.C. ...........................Texas
Medco Health Solutions of Willingboro, L.L.C. .....................New Jersey
MedcoCal Inc. .....................................................California
medcohealth.com, L.L.C. ...........................................New Jersey
Merck-Medco of Willingboro Urban Renewal, L.L.C. ..................New Jersey
Merck-Medco Rx Services of Florida, L.C. ..........................Florida
Merck-Medco Rx Services of Massachusetts, L.L.C. ..................Massachusetts
Merck-Medco Rx Services of New York, L.L.C. .......................New York
Merck-Medco Rx Services of Oklahoma, L.L.C. .......................Oklahoma
MW Holdings, Inc. .................................................Delaware
National Rx Services, Inc. of Missouri.............................Missouri
National Rx Services No. 3, Inc. -- Ohio...........................Ohio
NJRE, L.L.C. ......................................................New Jersey
NRX Federal Corp. .................................................Delaware
PAID Direct, Inc. .................................................Delaware
PharMark Corporation...............................................Delaware
ProVantage Health Services, Inc. ..................................Delaware
ProVantage Mail Services, Inc. ....................................Minnesota
PROV MED, LLC .....................................................Wisconsin
PVHS, Inc. ........................................................Delaware
Systemed, L.L.C. ..................................................Delaware
The Institute for Effectiveness Research, L.L.C. ..................Delaware